Exhibit 99.1 PRESS RELEASE, DATED AUGUST 9, 2023, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE FIRST QUARTER FISCAL 2024

ENERSYS REPORTS FIRST QUARTER FISCAL 2024 RESULTS
DELIVERS RECORD GROSS MARGIN OF 26.4%, UP 580 BASIS POINTS FROM PRIOR YEAR, AND RECORD EPS OF $1.60, MORE THAN DOUBLE PRIOR YEAR

First Quarter Fiscal 2024 Highlights
(All comparisons against the first quarter of fiscal year 2023 unless otherwise noted)
•Delivered net sales of $909M, +1% on customers normalizing inventory levels
•Achieved record GM of 26.4%, +580 bps, including $19M benefit from Inflation Reduction Act IRC 45X tax credits
•Generated operating earnings of $89M, +78%, and record adjusted operating earnings(2) of $107.2M, +65%
•Realized record diluted EPS of $1.60, +113%, and record adjusted diluted EPS(1) of $1.89, +64%
•Reduced net leverage(a) to 1.5X EBITDA on operating cash flow of $75M, +$147M
•On August 9, 2023, the Board of Directors declared a 29% increase in the company's quarterly dividend to $0.225 per share for the second quarter of 2024, up from $0.175 per share for the first quarter of 2024
•On August 8, 2023, published 2022 value chain (Scope 3) greenhouse gas emissions data

READING, Pa., August 9, 2023 (GLOBE NEWSWIRE) -- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its first quarter of fiscal 2024, which ended on July 2, 2023.

Message from the CEO
EnerSys delivered record first quarter results with operating earnings of $89 million and adjusted operating earnings of $107 million, the highest in our Company’s history. Revenue of $909 million was up 1% year-over-year, as order patterns are trending toward more normalized levels across most of our end markets and we continue to retain price. Gross margin performance in the quarter was outstanding at 26.4%, including the $19 million benefit to cost of goods sold from tax credits related to IRC 45X created by the Inflation Reduction Act (IRA). Even excluding the IRA benefit, we achieved a 24.7% gross margin, our highest in 10 quarters. We realized record GAAP diluted EPS of $1.60 and record adjusted diluted EPS of $1.89, an increase of $0.74 over prior year and included $0.47 benefit from IRA. In the quarter, we reduced leverage to 1.5X EBITDA on strong operating cash flow of $75million. Our healthy balance sheet provides the flexibility to continue investing for long-term growth and returning capital to shareholders.

In view of our earnings growth, our Board of Directors approved an increase in our quarterly dividend to $0.225 which represents an 29% increase. As part of our disciplined capital allocation strategy, we are committed to a competitive dividend with plans to grow the dividend as earnings grow, excluding the impact of the IRA benefits, over time.

At our recent investor day, we provided an in-depth update on our strategic plans, growth drivers, and long-term outlook. We also introduced our strategic framework of “Innovate, Optimize, and Accelerate”. We are focused on executing this strategy through innovative new product launches, furthering our operational excellence efforts, and deploying our IRA benefits to accelerate our strategy with energy transition to high density batteries, both Thin Plate Pure Lead and lithium-ion. Our agnostic approach to battery chemistry enables us to provide our customers with the best energy and power solutions to meet their needs.

We began the site selection process for the lithium battery gigafactory in the United States we announced last month in partnership with Verkor, a European leader in battery technology. This new factory represents a long-term growth opportunity for both companies and allows EnerSys to optimize cell sizing in battery solutions for our customers while providing independence from non-domestic cell suppliers. We are particularly excited about the scale and flexibility this factory will provide, with both large production capacity and the ability to create custom cells.

The opportunities in front of us are immense. We have a resilient business model and clear strategy to accelerate profitable growth. Our team is determined to execute and deliver on our fiscal and sustainability commitments to drive value creation for all of our stakeholders. We are proud to see the benefits of the investments we have made over the last several years have begun to materialize in our financial results.

David M. Shaffer, President and Chief Executive Officer, EnerSys

Key Financial Results and Metrics	First quarter ended
In millions, except per share amounts	July 2, 2023	July 3, 2022	Change
Net Sales	$908.6	$899.0	1.1%
Diluted EPS (GAAP)	$1.60	$0.75	$0.85
Adjusted Diluted EPS (Non-GAAP)(1)	$1.89	$1.15	$0.74
Gross Margin (GAAP)	$240.3	$185.5	$54.8
Operating Earnings (GAAP)	$89.4	$50.1	$39.3
Adjusted Operating Earnings (Non-GAAP)(2)	$107.2	$64.8	$42.4
Net Earnings (GAAP)	$66.8	$31.0	$35.8
EBITDA (Non-GAAP)(3)	$111.4	$72.0	$39.4
Adjusted EBITDA (Non-GAAP)(3)	$122.2	$85.5	$36.7
Share Repurchases	$—	$22.9	$(22.9)
Dividend per share	$0.175	$0.175	$—
Total Capital Returned to Stockholders	$7.1	$30.0	$(22.9)

(a) Net leverage ratio is a non-GAAP financial measure as defined pursuant to our credit agreement and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

(1) Adjusted Diluted EPS is a non-GAAP financial measure and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.
(2) Operating Earnings are adjusted for charges that the Company incurs as a result of restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. A reconciliation of operating earnings to Non-GAAP adjusted earnings are provided in tables under the section titled Business Segment Operating Results.
(3) Net Earnings are adjusted for depreciation, amortization, interest and income taxes to arrive at Non-GAAP EBITDA. Non-GAAP Adjusted EBITDA is further adjusted for certain charges such as restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and other charges and credits as discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

Summary of Results

First Quarter 2024

Net sales for the first quarter of fiscal 2024 were $908.6 million, an increase of 1.1% from the prior year first quarter net sales of $899.0 million and decreased 8.2% from the fourth quarter of fiscal 2023 net sales of $989.9 million. The increase compared to prior year quarter was the result of a 9% increase in price/mix, partially offset by an 8% decrease in organic growth. The sequential decrease was due to a 10% decrease in organic growth, partially offset by a 2% increase in price/mix.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the first quarter of fiscal 2024 was $66.8 million, or $1.60 per diluted share, which included an unfavorable highlighted net of tax impact of $11.8 million, or $0.29 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the first quarter of fiscal 2023 was $31.0 million, or $0.75 per diluted share, which included an unfavorable highlighted net of tax impact of $16.5 million, or $0.40 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the first quarter of fiscal 2024, on a non-GAAP basis, were $1.89, compared to the guidance of $1.77 to $1.87 per diluted share for the first quarter given by the Company on May 24, 2023. These earnings compare to the prior year first quarter adjusted Net earnings of $1.15 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended July 2, 2023 and July 3, 2022.

In the first quarter of fiscal 2024 we introduced a new line of business, New Ventures, that includes energy storage and management systems for demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. The financial results of the New Ventures segment includes start up operating expenses and is included in the Corporate and other line in our operating earnings.

Second Quarter 2024 Outlook

In the second quarter of fiscal 2024, we expect:

•Adjusted diluted earnings per share in the range of $1.77 to $1.87, inclusive of $0.42 to $0.52 from IRC 45X tax benefits. Excluding the IRA credits, this represents an increase of approximately 22% over the prior year, at the midpoint, reflecting stable demand trends and a healthy backlog. Note that the IRS has not yet issued additional clarification guidance related to section 45X which could materially increase or decrease the quantity of our U.S. produced batteries that qualify for this credit.
•Gross margin in the range of 25.0% to 27.0%, including 150bps to 250bps from IRA credits.
•For the full year of fiscal 2024, we expect capital expenditures to be approximately $120 million.

"While we are optimistic about the trajectory or our business and the supply chain environment is generally improving, we expect to continue to operate in a dynamic macro environment. We are managing our business to optimize opportunities while mitigating risk as we closely monitor headwinds including geopolitical tensions, higher interest rates and some persisting inflation," said Andrea Funk, EnerSys Chief Financial Officer.

Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Conference Call and Webcast Details

The Company will host a conference call to discuss its first quarter 2024 financial results at 9:00 AM (EDT) Thursday, August 10, 2023. A live broadcast as well as a replay of the call can be accessed through the Investor Relations section of the company’s website at https://investor.enersys.com.

To join the live call, please register through the events section of our Investor Relations webpage at https://register.vevent.com/register/BI63a965adbeef4d0682e50d2698b481bd. A dial-in and unique PIN will be provided upon registration.

About EnerSys

EnerSys is the global leader in stored energy solutions for industrial applications, designs, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband, and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. More information regarding EnerSys can be found at www.enersys.com.

Sustainability

Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social and economic impacts around the world. To learn more visit: https://www.enersys.com/en/about-us/sustainability/.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, application of Section 45X of the Internal Revenue Code, future responses to and effects of the COVID-19 pandemic, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2023. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Hartman
Investor Relations and Financial Media
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com

Shawn Salvatore
Vice President
Harris, Baio & McCullough
(215) 440-9800
E-mail: shawn@hbmadv.com

EnerSys
Consolidated Condensed Statements of Income (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	July 2, 2023	July 3, 2022
Net sales	$908.6	$899.0
Gross profit	240.3	185.5
Operating expenses	144.6	127.1
Restructuring and other exit charges	6.3	8.3
Operating earnings	89.4	50.1
Earnings before income taxes	73.5	36.8
Income tax expense	6.7	5.8
Net earnings attributable to EnerSys stockholders	$66.8	$31.0

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$1.63	$0.76
Diluted	$1.60	$0.75
Dividends per common share	$0.175	$0.175
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	40,937,334	40,786,336
Diluted	41,698,324	41,352,646

EnerSys
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	July 2, 2023	March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$258,342	$346,665
Accounts receivable, net of allowance for doubtful accounts: July 2, 2023 - $9,033; March 31, 2023 - $8,775	566,498	637,817
Inventories, net	809,402	797,798
Prepaid and other current assets	118,804	113,601
Total current assets	1,753,046	1,895,881
Property, plant, and equipment, net	512,970	513,283
Goodwill	688,442	676,715
Other intangible assets, net	354,662	360,412
Deferred taxes	49,153	49,152
Other assets	122,704	121,231
Total assets	$3,480,977	$3,616,674
Liabilities and Equity
Current liabilities:
Short-term debt	$30,962	$30,642
Accounts payable	343,336	378,641
Accrued expenses	261,353	309,037
Total current liabilities	635,651	718,320
Long-term debt, net of unamortized debt issuance costs	907,768	1,041,989
Deferred taxes	60,767	61,118
Other liabilities	193,612	191,366
Total liabilities	1,797,798	2,012,793
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at July 2, 2023 and at March 31, 2023	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 56,129,710 shares issued and 41,030,034 shares outstanding at July 2, 2023; 55,748,924 shares issued and 40,986,658 shares outstanding at March 31, 2023	565	560
Additional paid-in capital	612,295	596,464
Treasury stock at cost, 15,099,676 shares held as of July 2, 2023 and 14,762,266 shares held as of March 31, 2023	(740,742)	(740,956)
Retained earnings	1,989,588	1,930,148
Contra equity - indemnification receivable	(2,463)	(2,463)
Accumulated other comprehensive loss	(179,476)	(183,474)
Total EnerSys stockholders’ equity	1,679,767	1,600,279
Nonredeemable noncontrolling interests	3,412	3,602
Total equity	1,683,179	1,603,881
Total liabilities and equity	$3,480,977	$3,616,674
Nonredeemable noncontrolling interests	3,412	3,602
Total equity	1,683,179	1,603,881
Total liabilities and equity	$3,480,977	$3,616,674

EnerSys
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Quarter ended
	July 2, 2023	July 3, 2022
Cash flows from operating activities
Net earnings	$66,797	$30,978
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	22,693	23,624
Write-off of assets relating to exit activities	3,343	7,445
Derivatives not designated in hedging relationships:
Net (losses) gains	503	(216)
Cash (settlements) proceeds	657	(600)
Provision for doubtful accounts	504	(173)
Deferred income taxes	42	20
Non-cash interest expense	410	487
Stock-based compensation	7,933	5,330
(Gain) loss on disposal of property, plant, and equipment	43	(40)
Changes in assets and liabilities:
Accounts receivable	73,198	5,538
Inventories	(10.965)	(81,454)
Prepaid and other current assets	(4,089)	(5,465)
Other assets	(484)	(886)
Accounts payable	(39.307)	(33,073)
Accrued expenses	(46.647)	(24,973)
Other liabilities	315	1,567
Net cash provided by (used in) operating activities	74,946	(71,891)

Cash flows from investing activities
Capital expenditures	(16,093)	(23,014)
Purchase of business	(8,270)	—
Proceeds from disposal of property, plant, and equipment	44	139
Net cash (used in) investing activities	(24,319)	(22,875)

Cash flows from financing activities
Net (repayments) borrowings on short-term debt	(404)	(8,022)
Proceeds from Second Amended Revolver borrowings	80,000	163,200
Repayments of Second Amended Revolver borrowings	(216,380)	(27,200)
Option proceeds, net	7,654	—
Payment of taxes related to net share settlement of equity awards	—	(633)
Purchase of treasury stock	—	(22,907)
Dividends paid to stockholders	(7,173)	(7,108)
Other	354	207
Net cash (used in) provided by financing activities	(135,949)	97,537
Effect of exchange rate changes on cash and cash equivalents	(3,001)	(22,016)
Net decrease in cash and cash equivalents	(88,323)	(19,245)
Cash and cash equivalents at beginning of period	346,665	402,488
Cash and cash equivalents at end of period	$258,342	$383,243

Reconciliations of GAAP to Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings”, “adjusted Diluted EPS”, “adjusted operating earnings”, “adjusted EBITDA”, "adjusted EBITDA per credit agreement", "net debt", "net leverage ratio", “net sales at constant currency”, and "net sales growth rate at constant currency” as applicable, in their analysis of the Company's performance. Adjusted Net earnings and adjusted operating earnings measure, as used by EnerSys in past quarters and years, adjusts Net earnings and operating earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. We calculate Adjusted EBITDA as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude restructuring and exit activities, impairment of goodwill, indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. EBITDA is calculated as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization. We define non-GAAP adjusted EBITDA per credit agreement as net earnings determined in accordance with GAAP for interest, taxes, depreciation and amortization, and certain charges or credits as permitted by our credit agreements, that were recorded during the periods presented. We define non-GAAP net debt as total debt, finance lease obligations and letters of credit, net of all cash and cash equivalents, as defined in the Fourth Amended Credit Facility on the balance sheet as of the end of the most recent fiscal quarter. We define non-GAAP net leverage ratio as non-GAAP net debt divided by last twelve months non-GAAP adjusted EBITDA per credit agreement. We define non-GAAP free cash flow as net cash provided by or used in operating activities less capital expenditures. Free cash flow is used by investors, financial analysts, rating agencies and management to help evaluate the Company’s ability to generate cash to pursue incremental opportunities aimed toward enhancing shareholder value. We define non-GAAP constant currency net sales as total net sales excluding the effect of foreign exchange rate movements, and we use it to determine the constant currency growth rate on a year-on-year basis. Non-GAAP constant currency revenues are calculated by translating current period revenues using the prior comparative periods’ actual exchange rates, rather than the actual exchange rates in effect during the current period. Constant currency net sales growth rate is calculated by determining the difference between current period non-GAAP constant currency net sales and current period reported net sales divided by prior period as reported net sales. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of Alpha and NorthStar related intangible assets (and, beginning in fiscal 2024, amortization of all intangible assets) and tax valuation allowance changes, including those related to the AHV (Old-Age and Survivors Insurance) Financing (TRAF) in Switzerland. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

EnerSys does not provide a quantitative reconciliation of the company’s projected range for adjusted diluted earnings per share for the first quarter of fiscal 2024 to diluted earnings per share, which is the most directly comparable GAAP measure, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. EnerSys' adjusted diluted earnings per share guidance for the first quarter of fiscal 2024 excludes certain items, including but not limited to certain non-cash, large and/or unpredictable charges and benefits, charges from restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles, acquisition and disposition activities, legal judgments, settlements, or other matters, and tax positions, that are inherently uncertain and difficult to predict, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities. Due to the uncertainty of the occurrence or timing of these future excluded items, management cannot accurately forecast many of these items for internal use and therefore cannot create a quantitative adjusted diluted earnings per share for the second quarter of fiscal 2024 to diluted earnings per share reconciliation without unreasonable efforts.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings, Net earnings or net income determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP net sales and growth rates in constant currency are set forth in the table below, providing a reconciliation of non-GAAP constant currency net sales to the Company’s reported net sales for its business segments.

	Quarter ended
	($ millions)
	July 2, 2023	July 3, 2022	Growth rate
Energy Systems reported net sales	$424.6	$408.6	3.9%
Exchange rate effect	3.1
Energy Systems constant currency net sales	427.7		4.7

Motive Power reported net sales	$350.8	$367.9	(4.6)%
Exchange rate effect	(0.4)
Motive Power constant currency net sales	350.4		(4.7)

Specialty reported net sales	$133.2	$122.5	8.7%
Exchange rate effect	(0.5)
Specialty constant currency net sales	132.7		8.3

Total reported net sales	$908.6	$899.0	1.1%
Exchange rate effect	2.2
Total constant currency net sales	910.8		1.3

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table below, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments. Corporate and other includes amounts managed on a company-wide basis and not directly allocated to any reportable segments, primarily relating to IRA production tax credits. Also, included are start up costs for exploration of a new lithium plant as well as start-up operating expenses from the New Ventures operating segment.

Business Segment Operating Results

	Quarter ended
	($ millions)
	July 2, 2023
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$424.6	$350.8	$133.2	$—	$908.6

Operating Earnings	$22.2	$48.2	$1.6	$17.4	$89.4
Inventory adjustment relating to exit activities	—	—	3.1	—	$3.1
Restructuring and other exit charges	0.5	1.5	4.3	—	6.3
Amortization of intangible assets	6.2	0.1	0.7	—	7.0
Other	0.8	0.5	0.1	—	1.4
Adjusted Operating Earnings	$29.7	$50.3	$9.8	$17.4	$107.2

	Quarter ended
	($ millions)
	July 3, 2022
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$408.6	$367.9	$122.5	$—	$899.0

Operating Earnings	$7.5	$34.1	$8.5	$—	$50.1
Restructuring and other exit charges	0.2	8.1	—	—	8.3
Amortization of intangible assets	6.0	—	0.4	—	6.4
Adjusted Operating Earnings	$13.7	$42.2	$8.9	$—	$64.8

Increase (Decrease) as a % from prior year quarter	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	3.9%	(4.6)%	8.7%	NM	1.1%
Operating Earnings	NM	41.3	(81.0)	NM	78.4
Adjusted Operating Earnings	NM	19.1	9.9	NM	65.4
NM = Not Meaningful

Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

The table below presents a reconciliation of Net Earnings to EBITDA and Adjusted EBITDA:

	Quarter ended
	($ millions)
	July 2, 2023	July 3, 2022
Net Earnings	$66.8	$31.0
Depreciation	15.6	15.5
Amortization	7.1	8.1
Interest	15.2	11.6
Income Taxes	6.7	5.8
EBITDA	111.4	72.0
Non-GAAP adjustments	10.8	13.5
Adjusted EBITDA	$122.2	$85.5

The following table provides the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	($ millions)
	July 2, 2023	July 3, 2022
Inventory adjustment relating to exit activities	$3.1	$0.0
Restructuring and other exit charges	6.3	8.3
Other	1.4	—
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia operations	—	5.2
Non-GAAP adjustments	$10.8	$13.5

The table below presents a reconciliation of Operating Cash Flow to Free Cash Flow:

	Quarter Ended
	July 2, 2023	July 3, 2022
Net cash provided by (used in) operating activities	74,946	(71,891)
Less Capital Expenditures	(16,093)	(23,014)
Free Cash Flow	$58,853	$(94,905)

The following table provides a reconciliation of Net earnings to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP) per credit agreement for July 2, 2023 and July 3, 2022, in connection with the Third Amended Credit Facility:

	Last twelve months
	July 2, 2023	July 3, 2022
	(in millions, except ratios)
Net earnings as reported	$211.6	$131.0
Add back:
Depreciation and amortization	90.2	95.1
Interest expense	63.3	40.2
Income tax expense	35.7	27.4
EBITDA (non-GAAP)	$400.8	$293.7
Adjustments per credit agreement definitions(1)	50.1	53.8
Adjusted EBITDA (non-GAAP) per credit agreement(1)	$450.9	$347.5
Total net debt(2)	$690.1	$1,048.8
Leverage ratios:
Total net debt/credit adjusted EBITDA ratio	1.5 X	3.0 X

(1)The $50.1 million adjustment to EBITDA in the last twelve months ending July 2, 2023 primarily related to $29.0 million of non-cash stock compensation, $15.2 million of restructuring and other exit charges, impairment of indefinite-lived intangibles and other current assets of $4.5 million, and $1.4 million for swap termination fees. The $53.8 million adjustment to EBITDA in the last twelve months ending July 3, 2022 primarily related to $26.0 million of non-cash stock compensation, $26.5 million of restructuring and other exit charges, indefinite-lived intangibles of $1.3 million.
(2)Debt includes finance lease obligations and letters of credit and is net of all U.S. cash and cash equivalents and foreign cash and investments, as defined in the Fourth Amended Credit Facility. last twelve months ending July 2, 2023 and July 3, 2022, the amounts deducted in the calculation of net debt were U.S. cash and cash equivalents and foreign cash investments of $258.3 million, and in fiscal 2022, were $383.2 million.

Included below is a reconciliation of historical non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and historical Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	July 2, 2023		July 3, 2022
Net earnings reconciliation
As reported Net Earnings	$66.8		$31.0
Non-GAAP adjustments:
Inventory adjustment relating to exit activities	3.1	(1)	—	(1)
Restructuring and other exit charges	6.3	(2)	8.3	(2)
Amortization of identified intangible assets	7.0	(3)	6.4	(3)
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia operations	—		5.2
Other	1.4	(4)	—	(4)
Income tax effect of above non-GAAP adjustments	(6.0)		(3.4)
Non-GAAP adjusted Net earnings	$78.6		$47.5

Outstanding shares used in per share calculations
Basic	40,937,334		40,786,336
Diluted	41,698,324		41,352,646
Non-GAAP adjusted Net earnings per share:
Basic	$1.92		$1.16
Diluted	$1.89		$1.15

Reported Net earnings (Loss) per share:
Basic	$1.63		$0.76
Diluted	$1.60		$0.75
Dividends per common share	$0.175		$0.175

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Quarter ended
	($ millions)
	July 2, 2023	July 3, 2022
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Specialty	3.1	—
(2) Restructuring and other exit charges - Energy Systems	0.5	0.2
(2) Restructuring and other exit charges - Motive Power	1.5	8.1
(2) Restructuring and other exit charges - Specialty	4.3	—
(3) Amortization of identified intangible assets - Energy Systems	6.2	6.0
(3) Amortization of identified intangible assets - Motive	0.1	—
(3) Amortization of identified intangible assets acquisitions - Specialty	0.7	0.4
(4) Other - Energy Systems	0.8	—
(4) Other - Motive	0.5	—
(4) Other - Specialty	0.1	—
Total Non-GAAP adjustments	$17.8	$14.7